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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549







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                                   FORM 8-K


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                                CURRENT REPORT



                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



                        DATE OF REPORT: April 30, 1996







                                                               I.R.S. Employer
Commission                                     State of        Identification
File Number   Registrant                       Incorporation   Number
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001-11227     Washington Energy Company        Washington      91-1005304
001-11271     Washington Natural Gas Company   Washington      91-1005303



                 815 Mercer Street, Seattle, Washington 98109
            (Address of Registrant's principal executive offices)
      Registrant's telephone number, including area code: (206) 622-6767




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


ITEM 5.  OTHER EVENTS

a) On April 24, 1996, Washington Energy Company, parent company of Washington Natural Gas Company, issued the following press release:

Quarterly net income up 61%

      SEATTLE -- Washington Energy Company's net income for the second fiscal quarter rose 61 percent compared to the same period one year ago, Chairman, CEO and President William P. Vititoe announced today. The improvement shows the impact of the May 1995 general rate increase granted to the company's utility subsidiary, Washington Natural Gas, as well as the effect of increased utility gas sales due to more normal weather conditions and continuing utility customer growth, Vititoe said.
      Net income was $18.0 million, or 75 cents per share, for the quarter ended March 31, 1996, up from $11.2 million, or 47 cents per share, for the same period last year.
      "These results clearly show the impact of the turnaround strategies we've implemented over the past two years," Vititoe said. "The benefits of last May's $17.7 million general rate increase is reaching the bottom line in the form of improved profitability. In addition, our work-process redesigns have helped to control costs and significantly improved customer service."

DETAIL OF QUARTERLY RESULTS
      The 61 percent increase in quarterly net income resulted primarily from increases in utility operating margin attributable to: 1) a general rate increase of $17.7 million (on an annual basis), effective May 1995. The increase added approximately $6 million to quarterly utility operating margin (revenues minus the cost of gas sold). 2) more normal weather conditions. Temperatures averaged 1 percent colder than normal in the current quarter, compared to 17 percent warmer than normal in the same period one year ago. 3) continuing growth in utility customers. The average number of customers served during the quarter rose 4 percent compared to the same period last year, adding approximately $2 million to margin.

DETAIL OF 12-MONTH RESULTS
      The company posted a net loss of $37.4 million, or $1.55 per share, for the 12 months ending March 31, 1996, compared to a prior-year net loss of $36.9 million, or $1.56 per share. The results for both periods include significant special charges, which are detailed in the company's 1995 annual report to shareholders. Excluding these special charges, the company produced 12-month net income (after tax) of $11.7 million, an increase of $6.1 million, or 108 percent, over the same period one year prior.
      The improvement resulted from the general rate increase effective May 1995, 4 percent growth in utility customers, and ongoing utility operating cost savings.
      Twelve-month utility operations and maintenance expense decreased by $4.4 million for the period, compared to the prior year (after excluding consulting and other non-recurring charges). The savings stem primarily from work force reductions and the implementation of more efficient work processes. The company has 22 percent fewer employees now than it did when reductions began in fiscal 1994, including a 27 percent reduction in the management group.
      The results of both periods, however, were severely affected by the negative impact of weather on utility gas sales. Weather in the 12 months ending March 31, 1996, was 10 percent warmer than normal, compared to 13 percent warmer than normal during the same period one year earlier.

MERGER WITH PUGET SOUND POWER & LIGHT COMPANY
      A definitive agreement to merge Washington Energy Company (NYSE: WEG) and its major operating subsidiary, Washington Natural Gas Company, with Puget Sound Power & Light Company (NYSE: PSD) was announced October 18, 1995. The agreement was approved by shareholders of all three companies on March 20, 1996.
      The strategic merger of equals would create a combination utility company to be called Puget Sound Energy, serving more than 830,000 electric and 484,000 gas customers in western Washington state (with approximately 250,000 customers purchasing both forms of energy from the merged company).
      The merger could be concluded in the second half of calendar 1996, subject to, among other conditions, the approval of the Washington Utilities and Transportation Commission.

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
WASHINGTON ENERGY COMPANY
SUMMARY INCOME STATEMENTS AND OTHER FINANCIAL DATA
(Dollars in thousands, except per share amounts)
                                                                     3 Months Ended                    12 Months Ended
                                                                      March 31 (1)                        March 31

                                                              ------------------------------    ------------------------------
                                                                   1996             1995            1996             1995

                                                              -------------    -------------    -------------    -------------
Washington Energy Company

Operating revenues
    Regulated utility sales                                   $    148,673     $    149,763     $    389,736     $    422,126
    Merchandise, conservation products, and other                    6,616            7,756           22,895           26,050

                                                              -------------    -------------    -------------    -------------
      Total operating revenues                                $    155,289     $    157,519     $    412,631     $    448,176

Operating income after income taxes                           $     29,482     $     22,782     $     56,308     $     40,309

Net loss on merger of oil and gas subsidiary                  $         --     $         --     $         --     $    (30,015)

Non-utility charges after income taxes                        $         --     $         --     $    (47,078)    $         --

Preferred dividend requirement - Washington Natural Gas       $     (1,755)    $     (1,755)    $     (7,020)    $     (5,851)

Income (loss) from continuing operations                      $     18,023     $     11,228     $    (37,387)    $    (36,168)

Discontinued operations, net of income taxes                            --               --               --             (751)

                                                              -------------    -------------    -------------    -------------
Net income (loss)                                             $     18,023     $     11,228     $    (37,387)    $    (36,919)

Earnings (loss) per common share                              $        .75     $        .47     $      (1.55)    $      (1.56)
Dividends per common share                                    $        .25     $        .25     $       1.00     $       1.00

Average common shares outstanding (in thousands)                    24,139           23,859           24,049           23,690
Book value per share                                                                            $       8.88     $      11.37

Capitalization and short-term debt
    Common                                                                                      $    214,704     $    272,129
    Preferred                                                                                         90,000           90,000
    Long-term debt                                                                                   344,920          290,060
    Current portion long-term debt                                                                       140           40,140
    Commercial paper and notes payable                                                               125,918           98,250

                                                                                                -------------    -------------
       Total capitalization and short-term debt                                                 $    775,682     $    790,579
                                                                                                =============    =============

Net plant                                                                                       $    818,497     $    801,300
                                                                                                =============    =============

Operating income (loss) by business segment
 before income taxes
    Regulated utility sales                                   $     39,936     $     30,465     $     64,329     $     42,080
    Merchandise, conservation products, and other                      227             (565)            (741)          (1,106)
    Other                                                             (350)            (737)             587           (1,102)

                                                              -------------    -------------    -------------    -------------
       Total                                                  $     39,813     $     29,163     $     64,175     $     39,872
                                                              =============    =============    =============    =============

(1) Results for the quarter are not indicative of what can be expected for a full year of operations because operating revenues and earnings are greatly affected by variations in weather conditions.

WASHINGTON ENERGY COMPANY
SUMMARY INCOME STATEMENTS AND OTHER FINANCIAL DATA (Continued)
(Dollars in thousands)
                                                                 3 Months Ended                    12 Months Ended
                                                                  March 31 (1)                        March 31

                                                          ------------------------------    ------------------------------
                                                               1996             1995             1996             1995

                                                          -------------    -------------    -------------    -------------
Washington Natural Gas Company

Operating revenues
    Firm gas sales                                        $    134,444     $    129,166     $    337,254     $    351,598
    Interruptible gas sales                                      8,177           14,792           31,056           50,188
    Transportation                                               3,254            3,221           10,692           10,477
    Rentals and other                                            2,798            2,584           10,734            9,863

                                                          -------------    -------------    -------------    -------------
       Total operating revenues                           $    148,673     $    149,763     $    389,736     $    422,126

Gross utility margin
    Gas sales less gas purchases                          $     73,156     $     62,080     $    187,748     $    172,394
    Transportation margin                                        3,254            3,221           10,692           10,477
    Rentals and other                                            2,798            2,584           10,734            9,863

                                                          -------------    -------------    -------------    -------------
       Total margin                                       $     79,208     $     67,885     $    209,174     $    192,734

Utility operations & maintenance expense                  $     16,701 (2) $     15,294 (2) $     71,018 (3) $     77,236 (3)

Net income                                                $     20,964     $     14,362     $     22,187     $      3,883

Gas volumes (000's of therms)
    Firm gas sales                                             258,889          234,401          626,339          631,158
    Interruptible gas sales                                     25,407           41,497          101,433          144,968
    Transportation                                              68,281           42,543          197,633          137,874

                                                          -------------    -------------    -------------    -------------
       Total gas volumes                                       352,577          318,441          925,405          914,000

Customers served (average)
    Firm gas sales                                             482,629          464,605          472,862          454,346
    Interruptible gas sales                                      1,001            1,037            1,028            1,039
    Transportation                                                 101               50               80               43

                                                          -------------    -------------    -------------    -------------
       Total customers                                         483,731          465,692          473,970          455,428

    Annual increase in customers                                                                  18,542           21,309

Weather % colder (+) or warmer (-) than normal (in terms
  of degree days)                                                    1 %            -17 %            -10 %            -13 %

Degree days                                                      1,952            1,624            4,317            4,162



(1) Results for the quarter are not indicative of what can be expected for a full year of operations because operating revenues and earnings are greatly affected by variations in weather conditions.

(2)    Utility operations and maintenance expense for the 3 months ended March
       31, 1996 and March 31, 1995 include consulting and certain non-recurring charges of $528,000 and non-recurring credits of $1,148,000, respectively.

(3)    Utility operations and maintenance expense for the 12 months ended March
       31, 1996 and March 31, 1995 include consulting and certain non-recurring charges of $8,848,000 and $10,622,000, respectively.












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SIGNATURES

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              WASHINGTON ENERGY COMPANY

                              By /s/ James P. Torgerson
                                 James P. Torgerson
                                 Executive Vice President,
                                 Chief Administrative Officer and
                                 Chief Financial Officer; the
                                 Principal Financial Officer

                              WASHINGTON NATURAL GAS COMPANY

                              by /s/ James P. Torgerson
                                 James P. Torgerson
                                 Executive Vice President,
                                 Chief Administrative Officer and
                                 Chief Financial Officer; the
                                 Principal Financial Officer





April 30, 1996